CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

     We  consent  to  the  use  in  this  Post-Effective  Amendment  No.  11  to
Registration Statement No. 333-14887 of Oppenheimer Real Asset Fund on Form N-1A
of our report dated  October 14, 2004,  appearing in the Statement of Additional
Information,  which is part of such Registration Statement, and to the reference to us under the headings "Independent  Registered Public Accounting Firm" in the
Statement  of  Additional   Information   and  "Financial   Highlights"  in  the
Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Denver, Colorado
October 21, 2004